[BANK ONE CORPORATION Press Release Letterhead]                  Exhibit 99(a)



FOR IMMEDIATE RELEASE
---------------------


                              BANK ONE ANNOUNCES
              THIRD QUARTER OPERATING EARNINGS OF $0.86 PER SHARE


CHICAGO, October 19, 1999 - BANK ONE CORPORATION (NYSE: ONE) today announced third quarter operating earnings of $1.014 billion, excluding merger-related and restructuring costs, or $0.86 per diluted share. Operating earnings in 1998's third quarter were $1.005 billion, or $0.84 per share. Reported net income for the 1999 third quarter was $925 million, or $0.79 per share.

"As expected, earnings from our credit card business declined," said John B. McCoy, president and chief executive officer. "We continue to be highly focused on stabilizing returns at First USA and generating fundamental growth for the future.

"In addition, noninterest expense declined for the third consecutive quarter, a clear indication that we are delivering on promised merger synergies," McCoy said. "Merger integration continued on track, with the consolidation of our Illinois banks and of the First Card customers into First USA in the third quarter. All major integrations and systems conversions scheduled for this year have been successfully completed."

Merger-related and restructuring charges in the third quarter were $132 million pre-tax, or $0.07 per share. The 1998 third quarter included gains on sales of banking centers of $69 million.

For the nine months ended September 30, 1999, Bank One's operating earnings were $3.172 billion, or $2.67 per diluted share, up 13% from $2.37 per share in the 1998 period. Return on equity was 20.7% for the nine months.

1999 Third Quarter Highlights

The operating highlights of the third quarter included:

     .  Managed revenue rose 6% from 1998's third quarter.

     . Managed net interest income increased 4% from the prior year's quarter, driven by average loan growth of 11%. The managed net interest margin was 5.32% in the third quarter, compared to 5.63% in the year-ago quarter and 5.55% in this year's second quarter.

                                     (more)

     .  Managed noninterest income increased 9% from the 1998 third quarter.

     . Noninterest expense decreased for the third consecutive quarter and was only 2% higher than in the year-ago quarter. The managed efficiency ratio was 49.6% in the third quarter. At the end of the third quarter, Bank One had achieved 97% of 1999's expected expense synergies.

     .  Return on common equity was 19.9%, excluding merger-related costs.

                       THIRD QUARTER PERFORMANCE REVIEW

The following discussion is on a managed basis, excluding merger-related and restructuring costs as well as gains on banking center sales noted above, in order to better describe underlying operating trends. Managed information has been adjusted to include credit card loans that were securitized and removed from the balance sheet. The net earnings on securitized credit card loans are reclassified from noninterest income to net interest income and provision for credit losses as if the securitization had not occurred.

Net Interest Income and Margin

Managed net interest income was $3.624 billion on a tax equivalent basis in the third quarter, compared with $3.485 billion in the 1998 third quarter. This 4% increase reflected earning asset growth partially offset by the lower net interest margin. Average managed earning assets were up 10% from the 1998 third quarter, with loans up 11%. The net interest margin was 5.32% in the third quarter, down from 5.63% in the year-ago quarter. The lower effective yield on credit card loans was the principal cause of margin compression.

The third quarter's managed net interest income was down $51 million from the prior quarter. This reflected a 23 basis point decline in the net interest margin from the second quarter primarily related to credit card margin compression, which was only partially offset by average managed earning asset growth of 7% on an annualized basis. Compared with the 1999 second quarter, average managed loans increased 8% on an annualized basis, or 11% excluding average credit card loans, which increased only slightly.

Noninterest Income

Managed noninterest income was $1.583 billion in the third quarter, up 9% from 1998's third quarter, excluding gains on the sale of banking centers related to the Retail Delivery Initiative.

Market-driven revenue was $122 million in the third quarter. This compares with only $55 million in the year-ago quarter when capital markets were in turmoil.

                                     (more)

Fee-based revenue increased 3% from the year-ago quarter to $1.264 billion. Credit card fees were up 2% related to growth of transaction volumes, partially from the acquisition of the Chevy Chase portfolio at the end of 1998's third quarter. Gains related to securitization activity declined to $12 million in this year's quarter from last year's $87 million because there were no material new securitizations during the quarter. Loan service fees and deposit account fees showed strong growth from the year-ago quarter.

Noninterest Expense

Noninterest expense was $2.581 billion in the third quarter, excluding merger-related charges, up 2% from the 1998 third quarter. Merger-related expenses were $132 million in the third quarter, compared to $179 million in the second quarter.

Merger-related expense synergies continue to reduce operating expenses, which were partially offset by higher volumes and increased marketing expenses, principally related to the credit card business. Salaries and benefits declined 10% from 1998's third quarter, reflecting fewer employees and reduced senior management incentive compensation. Marketing expenses increased 29%, principally at First USA. Outside service fees were up 44%, related to higher volumes and additional outsourcing.

Noninterest expense declined $46 million from this year's second quarter, reflecting additional merger expense synergies of $50 million, as well as lower salaries and benefits expense. Higher marketing and consulting expenses partially offset the decreases. The cumulative merger savings for 1999 are $450 million, or 97% of the target for 1999.

Provision for Credit Losses and Credit Quality

The managed net charge-off ratio was 2.01% in the third quarter, up from 1.91% in the 1998 third quarter and 1.99% in the second quarter. Managed net charge-offs were $1.105 billion, an increase from $1.075 billion in the second quarter and $943 million in 1998's third quarter. The managed provision was $1.115 billion for the quarter, $10 million more than related net charge-offs.

Credit card managed net charge-offs decreased to 5.33% in the third quarter from 5.43% in the year-ago quarter, but increased slightly from the previous quarter's 5.25%. Commercial net charge-offs were 0.40%, up from 0.21% in 1998's third quarter and 0.36% in the second quarter. Consumer net charge-offs of 0.62% for the third quarter were down slightly from 0.68% in the 1998 third quarter but essentially unchanged from 0.61% in the second quarter.

Nonperforming assets were $1.140 billion at the end of the third quarter, essentially unchanged from $1.137 billion at June 30, 1999. The nonperforming assets ratio was 0.72% at September 30, 1999, and the allowance for credit losses to loans was 1.42%.

                                     (more)

Credit Card Update

As announced on August 24, 1999, growth of credit card outstandings slowed significantly in the third quarter. Total managed loans were $70.0 billion at September 30, 1999, a 7% increase from one year ago and up 1% from June 30, 1999. Additionally, the net interest margin declined an estimated 40 basis points in the third quarter from the second quarter.

The results for the third quarter were consistent with the expectations announced on August 24, 1999. Actions are being taken that are expected to reduce customer attrition and stabilize returns at First USA in coming periods.

Capital

The common equity to assets ratio was 7.5% at September 30, 1999. Tier 1 and total capital ratios were 7.7% and 10.7%, respectively. A 65 million share repurchase program was authorized in the 1999 second quarter. Since the inception of this program 37 million shares have been repurchased, including 32 million shares in the third quarter.

BANK ONE CORPORATION, headquartered in Chicago, is the nation's fifth largest bank holding company, with assets of more than $264 billion. Bank One offers a full range of financial services to commercial and business customers and consumers. It is the world's largest VISA issuer, the third largest bank lender to small businesses, a leading national automotive lender, and one of the top 25 managers of mutual funds. A leader in the retail market, Bank One operates approximately 1,900 banking centers and a nationwide network of ATMs. In addition, it is a major commercial bank in the United States and in select international markets.

Information about Bank One's financial results can be accessed on the Internet at www.bankone.com or through fax-on-demand at 877-ONE-FACT. The telephone
   ---------------
number for the recorded message discussing the third quarter's results is 888-203-1112 (domestic) or 719-457-0820 (international), access code 802060.


                            ###

Investor Contacts:
Jay S. Gould           (312) 732-5771
Holly E. Hobson        (312) 732-5782
Sandra A. Catanzaro    (312) 732-8013

Media Contact:
Thomas A. Kelly        (312) 732-7007

BANK ONE CORPORATION and Subsidiaries

                                                                                                          Three Months
Financial Highlights                                                      Three Months Ended Sep 30          Ended
                                                                     --------------------------------
($ millions, except per-share amounts)                                 1999         1998     % Change     Jun 30, 1999
---------------------------------------------------------            --------     --------   --------    -------------
PER SHARE DATA
--------------
Earnings -- Basic                                                    $   0.79      $   0.90        (12)        $   0.84
         -- Diluted                                                      0.79          0.89        (11)            0.83
Dividends                                                                0.42          0.38         11             0.42

INCOME STATEMENT DATA
---------------------
Net income                                                           $    925      $  1,054        (12)        $    992
Net interest income (FTE)                                               2,271         2,402         (5)           2,341
Provision for credit losses                                               277           345        (20)             275
Noninterest income                                                      2,098         1,999          5            2,222
Restructuring charges and merger-related costs                            132             -        N/M              179
Operating expense(1)                                                    2,581         2,539          2            2,627

FINANCIAL PERFORMANCE RATIOS
----------------------------
Net interest margin -- managed                                           5.32%         5.63%                       5.55%
                    -- reported                                          4.04          4.61                        4.26
Return on assets                                                         1.44          1.77                        1.57
Return on common equity                                                  18.2          20.7                        19.1
Efficiency -- managed                                                    52.1          50.8                        52.3
           -- reported                                                   62.1          57.7                        61.5

BALANCE SHEET DATA
------------------
Average: Loans -- managed                                            $220,215      $197,978         11         $215,923
               -- reported                                            157,967       154,466          2          155,496
         Earning assets -- managed                                    270,279       245,422         10          265,488
                        -- reported                                   223,205       206,736          8          220,505
         Total assets                                                 254,643       236,573          8          253,266
         Deposits                                                     155,612       148,393          5          153,315
         Common equity                                                 20,142        20,098          -           20,744

End of Period: Loans -- managed                                       222,117       203,443          9          218,795
                     -- reported                                      158,143       154,057          3          157,464
               Total assets                                           264,135       238,658         11          256,033
               Deposits                                               156,900       148,924          5          156,454
               Common equity                                           19,860        20,428         (3)          20,860
Financial Highlights                                                    Nine Months Ended Sep 30
                                                                    ---------------------------------
($ millions, except per-share amounts)                                1999         1998     % Change
---------------------------------------------------------           --------     --------   --------
PER SHARE DATA
--------------
Earnings -- Basic                                                    $   2.60      $   2.46          6
         -- Diluted                                                  $   2.58          2.42          7
Dividends                                                                1.26          1.14         11

INCOME STATEMENT DATA
---------------------
Net income                                                           $  3,068      $  2,882          6
Net interest income (FTE)                                               6,921         7,101         (3)
Provision for credit losses                                               833         1,136        (27)
Noninterest income                                                      6,910         6,003         15
Restructuring charges and merger-related costs                            515           182        N/M
Operating expense(1)                                                    7,945         7,507          6

FINANCIAL PERFORMANCE RATIOS
----------------------------
Net interest margin -- managed                                           5.51%         5.52%
                    -- reported                                          4.20          4.56
Return on assets                                                         1.62          1.62
Return on common equity                                                  20.0          19.9
Efficiency -- managed                                                    52.2          51.5
           -- reported                                                   61.2          58.7

BALANCE SHEET DATA
------------------
Average: Loans -- managed                                            $216,531      $197,290         10
               -- reported                                            155,595       156,909         (1)
         Earning assets -- managed                                    266,046       245,658          8
                        -- reported                                   220,559       208,202          6
         Total assets                                                 253,616       238,535          6
         Deposits                                                     154,363       150,146          3
         Common equity                                                 20,415        19,319          6

(1) Noninterest expense reduced by restructuring charges and merger-related costs, including certain merger integration costs.

BANK ONE CORPORATION and Subsidiaries

                                                                                          Three Months Ended
                                                                         -------------------------------------------------
Consolidated Statement of Income                                          Sep 30     Jun 30    Mar 31    Dec 31    Sep 30
($ millions, except per-share amounts)                                     1999       1999      1999      1998      1998
-----------------------------------------------------------------        --------   --------  --------  --------  --------
 Interest income                                                           $4,356     $4,236    $4,196    $4,326    $4,412
 Interest expense                                                           2,114      1,925     1,916     1,989     2,039
                                                                          ------------------------------------------------
   Net interest income                                                      2,242      2,311     2,280     2,337     2,373

 Provision for credit losses                                                  277        275       281       272       345
                                                                          ------------------------------------------------
   Net interest income after provision for credit losses                    1,965      2,036     1,999     2,065     2,028
                                                                          ------------------------------------------------

 Noninterest Income
 Trading profits                                                               30         33        67        (2)       18
 Equity securities gains(losses)                                               86        133        96        61        (4)
 Investment securities gains                                                    6         34        52        32        41
                                                                          ------------------------------------------------
        Market-driven revenue                                                 122        200       215        91        55

 Credit card revenue                                                          907        920       952     1,078       867
 Fiduciary and investment management fees                                     201        197       179       199       207
 Service charges and commissions                                              671        723       690       680       639
                                                                          ------------------------------------------------
           Fee-based revenue                                                1,779      1,840     1,821     1,957     1,713
 Other income                                                                 197        182       554        20       231
                                                                          ------------------------------------------------
           Total noninterest income                                         2,098      2,222     2,590     2,068     1,999
                                                                          ------------------------------------------------

 Noninterest Expense
 Salaries and benefits                                                        970      1,073     1,147     1,167     1,080
 Net occupancy and equipment expense                                          220        219       227       217       217
 Depreciation and amortization                                                167        169       175       180       167
 Outside services and processing                                              458        420       406       410       318
 Marketing and development                                                    341        302       315       340       264
 Communication and transportation                                             205        208       200       214       192
 Merger-related and restructuring charges                                      56        145       164       935         -
 Other expense                                                                296        270       307       393       301
                                                                          ------------------------------------------------
           Total noninterest expense                                        2,713      2,806     2,941     3,856     2,539
                                                                          ------------------------------------------------

 Income before income taxes                                                 1,350      1,452     1,648       277     1,488
 Provision for income taxes                                                   425        460       497        51       434
                                                                          ------------------------------------------------
 Net income                                                                $  925     $  992    $1,151    $  226    $1,054
                                                                          ================================================
 Net income attributable to common stockholders' equity                    $  922     $  989    $1,148    $  223    $1,051
                                                                          ================================================

 Earnings per common share
      --Basic                                                              $ 0.79     $ 0.84    $ 0.97    $ 0.19    $ 0.90
      --Diluted                                                            $ 0.79     $ 0.83    $ 0.96    $ 0.19    $ 0.89
 Average common shares outstanding(millions)
      --Basic                                                               1,167      1,180     1,178     1,175     1,172
      --Diluted                                                             1,177      1,195     1,193     1,188     1,188

BANK ONE CORPORATION and Subsidiaries

                                                                                Nine Months Ended
                                                                          ------------------------------
Consolidated Statement of Income                                            Sep 30           Sep 30
($ millions, except per-share amounts)                                       1999             1998
-------------------------------------------------------------             ------------     -------------
 Interest income                                                             $  12,788       $    13,198
 Interest expense                                                                5,955             6,188

   Net interest income                                                           6,833             7,010

 Provision for credit losses                                                       833             1,136
                                                                            ----------------------------
   Net interest income after provision for credit losses                         6,000             5,874
                                                                            ----------------------------

 Noninterest Income
 Trading profits                                                                   130               143
 Equity securities gains(losses)                                                   315               189
 Investment securities gains                                                        92               123
                                                                            ----------------------------
        Market-driven revenue                                                      537               455

 Credit card revenue                                                             2,779             2,198
 Fiduciary and investment management fees                                          577               608
 Service charges and commissions                                                 2,084             1,965
                                                                            ----------------------------
           Fee-based revenue                                                     5,440             4,771
 Other income                                                                      933               777
                                                                            ----------------------------
           Total noninterest income                                              6,910             6,003
                                                                            ----------------------------

 Noninterest Expense
 Salaries and benefits                                                           3,190             3,310
 Net occupancy and equipment expense                                               666               628
 Depreciation and amortization                                                     511               500
 Outside services and processing                                                 1,284               939
 Marketing and development                                                         958               684
 Communication and transportation                                                  613               567
 Merger-related and restructuring charges                                          365               127
 Other expense                                                                     873               934
                                                                            ----------------------------
           Total noninterest expense                                             8,460             7,689
                                                                            ----------------------------

 Income before income taxes                                                      4,450             4,188
 Provision for income taxes                                                      1,382             1,306
                                                                            ----------------------------
 Net income                                                                  $   3,068       $     2,882
                                                                            ============================
 Net income attributable to common stockholders' equity                      $   3,059       $     2,871
                                                                            ============================

 Earnings per common share
      --Basic                                                                $    2.60       $      2.46
      --Diluted                                                              $    2.58       $      2.42
 Average common shares outstanding(millions)
      --Basic                                                                    1,175             1,169
      --Diluted                                                                  1,188             1,189

BANK ONE CORPORATION and Subsidiaries

Consolidated Balance Sheet                                         Sep 30      Jun 30         Mar 31        Dec 31       Sep 30
($ millions)                                                        1999        1999           1999          1998         1998
------------------------------------------------------------       -------     -----           ----          ----         ----
Assets
Cash and due from banks                                          $ 15,325      $ 15,336      $ 13,854     $ 19,878     $ 14,109
Interest bearing due from banks                                     5,145         3,953         4,130        4,642        4,621
Federal funds sold and securities under resale agreements          13,257        10,633         9,209        9,862       10,066
Trading assets                                                      6,561         5,157         5,660        5,345        5,770
Derivative product assets                                           3,746         4,270         4,510        6,954        4,600
Investment securities (1)                                          47,971        45,197        44,565       44,852       32,658
Loans
  Commercial                                                       93,183        89,723        87,581       88,438       81,895
  Consumer                                                         58,944        59,613        57,869       57,926       56,379
  Credit Card                                                       6,016         8,128         9,400        9,034       15,783
                                                                -----------------------------------------------------------------
       Total loans                                                158,143       157,464       154,850      155,398      154,057
Allowance for credit losses                                        (2,252)       (2,250)       (2,270)      (2,271)      (2,751)
                                                                -----------------------------------------------------------------
    Loans, net                                                    155,891       155,214       152,580      153,127      151,306
Other assets:
  Bank premises and equipment, net                                  3,279         3,253         3,235        3,340        3,431
  Other                                                            12,960        13,020        12,659       13,496       12,097
                                                                -----------------------------------------------------------------
    Total other assets                                             16,239        16,273        15,894       16,836       15,528
                                                                -----------------------------------------------------------------
    Total assets                                                 $264,135      $256,033      $250,402     $261,496     $238,658
                                                                =================================================================

Liabilities
Deposits
  Demand                                                         $ 29,979      $ 33,881      $ 35,110     $ 39,854     $ 34,757
  Savings                                                          65,906        64,511        63,378       62,645       58,813
  Time                                                             35,136        33,613        34,844       36,302       36,694
  Foreign offices                                                  25,879        24,449        20,367       22,741       18,660
                                                                -----------------------------------------------------------------
    Total deposits                                                156,900       156,454       153,699      161,542      148,924
Federal funds purchased and repurchase agreements                  20,493        19,710        20,111       23,164       20,619
Other short-term borrowings                                        19,405        16,649        16,780       16,937       13,223
Long-term borrowings                                               33,157        26,725        23,985       21,295       21,138
Guaranteed preferred beneficial interest in the
      Corporation's junior subordinated debt                        1,578         1,003         1,003        1,003        1,003
Derivative product liabilities                                      3,902         4,619         4,772        7,147        4,749
Other liabilities                                                   8,650         9,823         8,992        9,848        8,384
                                                                -----------------------------------------------------------------
    Total liabilities                                             244,085       234,983       229,342      240,936      218,040
                                                                -----------------------------------------------------------------

Stockholders' Equity
Preferred stock                                                       190           190           190          190          190
Common stock                                                           12            12            12           12           12
Surplus                                                            10,740        10,762        10,734       10,769       12,488
Retained earnings                                                  11,099        10,673        10,179        9,528        9,750
Accumulated other adjustments to stockholders' equity                (258)         (146)           96          239          244
Deferred compensation                                                (128)         (137)         (151)         (94)        (157)
Treasury stock                                                     (1,605)         (304)            -          (84)      (1,909)
                                                                -----------------------------------------------------------------
    Total stockholders' equity                                     20,050        21,050        21,060       20,560       20,618
                                                                -----------------------------------------------------------------
    Total liabilities and stockholders' equity                   $264,135      $256,033      $250,402     $261,496     $238,658
                                                                =================================================================

Common Shares -- period-end (millions)
Common shares issued                                                1,182         1,182         1,180        1,179        1,223
Treasury shares                                                        35             5             -            2           47
                                                                ----------------------------------------------------------------
Common shares outstanding                                           1,147         1,177         1,180        1,177        1,176
                                                                ================================================================

(1) Includes the Corporation's undivided interest in securitized credit card receivables. As part of conforming accounting practices, the Corporation's undivided interest in such receivables was reclassified from loans to investment securities in 1998.

BANK ONE CORPORATION and Subsidiaries

                                                               Third Quarter 1999                     Second Quarter 1999
                                                    ---------------------------------------     --------------------------------
Average Balance Sheet, Yields, & Rates                Average      Income/        Yield/         Average     Income/     Yield/
($ millions)                                          Balance      Expense         Rate          Balance     Expense      Rate
-----------------------------------------------      ---------    ---------      --------       ---------   ---------   --------
Short-term investments                               $ 13,164        $  159        4.79%         $ 12,602     $  142      4.52%
Trading assets (1)                                      6,185           110        7.06             6,046         98      6.50
 Investment securities: (1)
   U.S. government and federal agency                  15,111           224        5.88            15,395        275      7.16
   States and political subdivisions                    1,765            32        7.19             1,909         34      7.14
   Other (2)                                           29,013           515        7.04            29,057        500      6.90
                                                     ----------------------                      -------------------
  Total investment securities                          45,889           771        6.67            46,361        809      7.00
Loans  (1) (3)
   Commercial                                          91,186         1,814        7.89            88,911      1,649      7.44
   Consumer                                            59,876         1,285        8.51            58,065      1,240      8.57
   Credit Card (2)                                      6,905           246       14.13             8,520        328     15.44
                                                     ----------------------                      -------------------
   Total loans, net                                   157,967         3,345        8.40           155,496      3,217      8.30

Total earning assets                                  223,205         4,385        7.79           220,505      4,266      7.76

Allowance for credit losses                            (2,283)                                     (2,260)
Other assets                                           33,721                                      35,021
                                                     --------                                    --------
  Total assets                                       $254,643                                    $253,266
                                                     ========                                    ========

Deposits -- interest-bearing
  Savings                                            $ 19,705        $   74        1.49%         $ 20,843     $  110      2.12%
  Money market                                         46,526           366        3.12            42,903        316      2.95
  Time                                                 34,842           426        4.85            34,097        428      5.03
  Foreign offices                                      25,350           296        4.63            22,548        245      4.36
                                                     ----------------------                      -------------------
   Total deposits -- interest-bearing                 126,423         1,162        3.65           120,391      1,099      3.66
Federal funds purchased and securities
  under repurchase agreements                          17,557           213        4.81            20,354        231      4.55
Other short-term borrowings                            17,337           279        6.38            17,655        210      4.77
Long-term debt                                         31,326           460        5.83            26,417        385      5.85
                                                     ----------------------                      -------------------
   Total interest-bearing liabilities                 192,643         2,114        4.35           184,817      1,925      4.18
Demand deposits                                        29,189                                      32,924
Other liabilities                                      12,479                                      14,591
Preferred stock                                           190                                         190
Common stockholders' equity                            20,142                                      20,744
                                                     --------                                    --------
   Total liabilities and equity                      $254,643                                    $253,266
                                                     ========                                    ========


Interest income/earning assets                                       $4,385        7.79%                      $4,266      7.76%
Interest expense/earning assets                                       2,114        3.75                        1,925      3.50
                                                                     ------------------                       ----------------
Net interest margin                                                  $2,271        4.04%                      $2,341      4.26%
                                                                     ==================                       ================
                                                                       Third Quarter 1998
                                                                   ----------------------------
Average Balance Sheet, Yields, & Rates                              Average    Income/  Yield/
($ millions)                                                        Balance    Expense   Rate
-----------------------------------------------                    ----------  -------  -------
Short-term investments                                              $ 12,936    $  178    5.46%
Trading assets (1)                                                     6,470        99    6.07
 Investment securities: (1)
   U.S. government and federal agency                                 16,069       267    6.59
   States and political subdivisions                                   2,168        41    7.50
   Other (2)                                                          14,627       250    6.78
                                                                    ------------------
  Total investment securities                                         32,864       558    6.74
Loans  (1) (3)
   Commercial                                                         81,255     1,591    7.77
   Consumer                                                           57,633     1,362    9.38
   Credit Card (2)                                                    15,578       653   16.63
                                                                    ------------------
   Total loans, net                                                  154,466     3,606    9.26

Total earning assets                                                 206,736     4,441    8.52

Allowance for credit losses                                           (2,714)
Other assets                                                          32,551
                                                                    --------
  Total assets                                                      $236,573
                                                                    ========

Deposits -- interest-bearing
  Savings                                                           $ 20,523    $  117    2.26%
  Money market                                                        38,857       370    3.78
  Time                                                                37,285       497    5.29
  Foreign offices                                                     18,384       246    5.31
                                                                    ------------------
   Total deposits -- interest-bearing                                115,049     1,230    4.24
Federal funds purchased and securities
  under repurchase agreements                                         20,792       278    5.30
Other short-term borrowings                                           13,652       181    5.26
Long-term debt                                                        21,771       350    6.38
                                                                    ------------------
   Total interest-bearing liabilities                                171,264     2,039    4.72
Demand deposits                                                       33,344
Other liabilities                                                     11,676
Preferred stock                                                          191
Common stockholders' equity                                           20,098
                                                                    --------
   Total liabilities and equity                                     $236,573
                                                                    ========


Interest income/earning assets                                                  $4,441    8.52%
Interest expense/earning assets                                                  2,039    3.91
                                                                                --------------
Net interest margin                                                             $2,402    4.61%
                                                                                ==============

(1)  Includes tax-equivalent adjustments based on a 35% federal income tax rate.
(2) As part of conforming accounting practices, the Corporation's undivided interest in securitized credit card receivables was reclassified from loans to investment securities in 1998. Such amounts averaged $15.2 billion for the third quarter of 1999, $15.4 billion for the second quarter of 1999, and $4.8 billion for the third quarter of 1998.
(3) Nonperforming loans are included in balances used to determine the average rate.

BANK ONE CORPORATION and Subsidiaries

                                                                            Nine Months Ended
                                                 ------------------------------------------------------------------------------
                                                               Sep 30, 1999                             Sep 30, 1998
                                                 --------------------------------------    ------------------------------------
Average Balance Sheet, Yields, & Rates              Average         Income      Yield/         Average       Income     Yield/
($ millions)                                        Balance         Expense      Rate          Balance       Expense     Rate
----------------------------------------------  ----------------  -----------  ---------    --------------  ---------  --------
Short-term investments                                 $ 13,299       $   463      4.65%         $ 14,215     $   577     5.43%
Trading assets (1)                                        5,964           304      6.82             6,285         281     5.98
 Investment securities: (1)
   U.S. government and federal agency                    15,290           744      6.51            17,338         859     6.62
   States and political subdivisions                      1,898           105      7.40             2,253         133     7.89
   Other (2)                                             28,513         1,498      7.02            11,202         533     6.36
                                                   --------------------------                   ---------------------
  Total investment securities                            45,701         2,347      6.87            30,793       1,525     6.62
Loans  (1) (3)
   Commercial                                            89,067         5,045      7.57            81,139       4,749     7.83
   Consumer                                              58,382         3,808      8.72            57,527       4,076     9.47
   Credit card (2)                                        8,146           909     14.92            18,243       2,081    15.25
                                                   --------------------------                   ---------------------
   Total loans, net                                     155,595         9,762      8.39           156,909      10,906     9.29

Total earning assets                                    220,559        12,876      7.81           208,202      13,289     8.53

Allowance for credit losses                              (2,289)                                   (2,742)
Other assets                                             35,346                                    33,075
                                                   ------------                                 ---------
  Total assets                                         $253,616                                  $238,535
                                                   ============                                 =========
Deposits -- interest-bearing
  Savings                                              $ 20,173       $   267      1.77%         $ 21,199     $   365     2.30%
  Money market                                           44,280         1,039      3.14            38,458       1,096     3.81
  Time                                                   34,905         1,303      4.99            38,690       1,570     5.43
  Foreign offices                                        23,100           774      4.48            18,029         711     5.27
                                                   --------------------------                   ---------------------
   Total deposits -- interest-bearing                   122,458         3,383      3.69           116,376       3,742     4.30
Federal funds purchased and securities
  under repurchase agreements                            19,909           690      4.63            21,184         830     5.24
Other short-term borrowings                              17,286           687      5.31            13,771         556     5.40
Long-term debt                                           27,243         1,195      5.86            22,049       1,060     6.43
                                                   --------------------------                   ---------------------
   Total interest-bearing liabilities                   186,896         5,955      4.26           173,380       6,188     4.77
Demand deposits                                          31,905                                    33,770
Other liabilities                                        14,210                                    11,832
Preferred stock                                             190                                       234
Common stockholders' equity                              20,415                                    19,319
                                                   ------------                                 ---------
   Total liabilities and equity                        $253,616                                  $238,535
                                                   ============                                 =========
Interest income/earning assets                                        $12,876      7.81%                      $13,289     8.53%
Interest expense/earning assets                                         5,955      3.61                         6,188     3.97
                                                                      -----------------                       ----------------
Net interest margin                                                   $ 6,921      4.20%                      $ 7,101     4.56%
                                                                      =================                       ================

(1) Includes tax-equivalent adjustments based on a 35% federal income tax rate.
(2) As part of conforming accounting practices, the Corporation's undivided interest in securitized credit card receivables was reclassified from loans to investment securities in 1998. Such amounts averaged $15.4 billion for the first nine months of 1999 and $2.9 billion for the first nine months of 1998.
(3) Nonperforming loans are included in balances used to determine the average rate.

BANK ONE CORPORATION and Subsidiaries

                                                                           Three months Ended
                                                        --------------------------------------------------------
Credit Quality                                              Sep 30        Jun 30    Mar 31    Dec 31    Sep 30
($ millions)                                                 1999          1999      1999      1998      1998
-----------------------------------------               ---------------  --------  --------  --------  --------
Provision for credit losses                               $  277          $  275    $  281    $  272    $  345

Gross charge-offs                                         $  342          $  354    $  367    $  377    $  443
Recoveries                                                    75              79        86        80        98
                                                        ------------------------------------------------------
  Net charge-offs                                         $  267          $  275    $  281    $  297    $  345

Net charge-offs
  Commercial                                              $   91          $   81    $   63    $   80    $   43
  Consumer                                                    93              89       120       104        98
  Credit card                                                 83             105        98       113       204
                                                        ------------------------------------------------------
    Total net charge-offs                                 $  267          $  275    $  281    $  297    $  345
    Total net charge-offs -- managed                      $1,105          $1,075    $1,028    $  976    $  943

Net charge-off ratios
  Commercial                                                0.40%           0.36%     0.29%     0.38%     0.21%
  Consumer                                                  0.62            0.61      0.84      0.74      0.68
  Credit card                                               4.81            4.93      4.34      5.75      5.24
    Total net charge-off ratio                              0.68            0.71      0.73      0.80      0.89
    Total net charge-off ratio -- managed                   2.01            1.99      1.93      1.88      1.91

Allowance for credit losses -- period-end                 $2,252          $2,250    $2,270    $2,271    $2,751

Nonperforming assets -- period-end
  Nonperforming loans                                     $1,027          $1,032    $1,031    $  729    $  718
  Other, including other real estate owned                   113             105       117        90        87
                                                        ------------------------------------------------------
    Total nonperforming assets                            $1,140          $1,137    $1,148    $  819    $  805

Allowance to ending loans                                   1.42%           1.43%     1.47%     1.46%     1.79%
Allowance to nonperforming loans                             219             218       220       312       383
Nonperforming assets ratio                                  0.72            0.72      0.74      0.53      0.52

Capital
($ millions, except per-share amounts)
-----------------------------------------
Common equity/assets ratio                                   7.5%            8.1%      8.3%      7.8%      8.6%
Tier 1 capital ratio                                         7.7             8.1       8.2       7.9       8.6
Total risk adjusted capital ratio                           10.7            11.4      11.7      11.3      12.4
Regulatory leverage ratio                                    7.9             8.1       8.0       8.0       8.5

Book value of common equity per share                     $17.32          $17.73    $17.68    $17.31    $17.37

Intangibles -- period-end
  Goodwill                                                $  955          $  973    $1,048    $1,075    $1,094
  Other intangibles                                        1,315           1,340     1,407     1,621     1,125
                                                        ------------------------------------------------------
  Total intangibles                                       $2,270          $2,313    $2,455    $2,696    $2,219

BANK ONE CORPORATION and Subsidiaries

Managed Income Statement Statistics(1)                                  Sep 30       Jun 30      Mar 31      Dec 31      Sep 30
($ millions)                                                             1999         1999        1999        1998        1998
-------------------------------------------------------               -----------  -----------  ---------  ----------  ----------
Reported
---------------------------------------------------------------
Net interest income -- FTE                                              $  2,271     $  2,341   $  2,309    $  2,368    $  2,402
Provision for credit losses                                                  277          275        281         272         345
Noninterest income                                                         2,098        2,222      2,590       2,068       1,999
Noninterest expense                                                        2,713        2,806      2,941       3,856       2,539
Net income                                                                   925          992      1,151         226       1,054

Securitized
---------------------------------------------------------------
Net interest income -- FTE                                              $  1,353     $  1,334   $  1,352    $  1,314    $  1,083
Provision for credit losses                                             $    838          800        747         679         598
Noninterest income                                                          (515)        (534)      (605)       (635)       (484)
Noninterest expense                                                            -            -          -           -           1
Net income                                                                     -            -          -           -           -

Managed
---------------------------------------------------------------
Net interest income -- FTE                                              $  3,624     $  3,675   $  3,661    $  3,682    $  3,485
Provision for credit losses                                             $  1,115        1,075      1,028         951         943
Noninterest income                                                      $  1,583        1,688      1,985       1,433       1,515
Noninterest expense                                                        2,713        2,806      2,941       3,856       2,540
Net income                                                              $    925          992      1,151         226       1,054

Managed balance sheet and net interest margin
---------------------------------------------------------------
Total average loans                                                     $220,215     $215,923    213,379    $207,471    $197,978
Total average earning assets                                             270,279      265,488    262,283     257,413     245,422
Total average assets                                                     301,717      298,249    297,296     287,517     275,259
Net interest margin                                                         5.32%        5.55%      5.66%       5.67%       5.63%

(1) Managed data only adjusted for credit card securitization activity

BANK ONE CORPORATION and Subsidiaries

Managed Credit Card Detail                                             Sep 30     Jun 30     Mar 31     Dec 31     Sep 30
($ millions)                                                            1999       1999       1999       1998       1998
------------------------------------------------------                ---------  ---------  ---------  ---------  ---------
    Period-end loans                      - managed                   $ 69,990   $ 69,459   $ 68,364   $ 70,027   $ 65,169
                                          - securitized                (63,974)   (61,331)   (58,964)   (60,993)   (49,386)
                                          - reported                     6,016      8,128      9,400      9,034     15,783


    Average loans                         - managed                   $ 69,153   $ 68,947   $ 69,144   $ 66,190   $ 59,090
                                          - securitized                (62,248)   (60,427)   (60,108)   (58,325)   (43,512)
                                          - reported                     6,905      8,520      9,036      7,865     15,578


    Net charge-offs -- amount             - managed                   $    921   $    905   $    845   $    792   $    802
                                          - securitized                   (838)      (800)      (747)      (679)      (598)
                                          - reported                        83        105         98        113        204


    Net charge-offs -- rate               - managed                       5.33%      5.25%      4.89%      4.79%      5.43%
                                          - securitized                   5.38       5.30       4.97       4.66       5.50
                                          - reported                      4.81       4.93       4.34       5.75       5.24


    Delinquency rate -- 30+ days          - managed                       4.74%      4.30%      4.51%      4.47%      4.50%
                                          - securitized                   4.80       4.42       4.67       4.64       4.49
                                          - reported                      4.06       3.37       3.51       3.34       4.54


    Delinquency rate -- 90+ days          - managed                       2.07%      1.96%      2.06%      1.98%      1.90%
                                          - securitized                   2.10       2.03       2.15       2.06       1.94
                                          - reported                      1.81       1.47       1.51       1.41       1.79


    Credit card charge volume             - managed                   $ 29,577   $ 28,912   $ 26,863   $ 29,237   $ 25,106
    New accounts opened (thousands)       - managed                      1,835      2,287      2,910      2,919      2,538
    Cardmembers (thousands)               - managed                     64,523     65,620     64,863     63,079     63,562